Exhibit 10.1
MASTER PRIVATE LOAN PROGRAM AGREEMENT
This Master Private Loan Program Agreement dated as of August 22nd, 2018 (the “Master Agreement”) is by and between Union Bank and Trust Company, a Nebraska state banking corporation (“Union Bank”), and Nelnet, Inc., a Nebraska corporation, and its affiliates (collectively, “Nelnet”).
RECITALS
WHEREAS, Union Bank has engaged in operations from time to time to acquire and hold title to or interests in education loans made for the purpose of financing post-secondary education and/or education related to professional certification, which are not made or guaranteed pursuant to the Higher Education Act of 1965, as amended, or the regulations promulgated thereunder (“Private Loans”);
WHEREAS, Union Bank wishes to initiate operations to make Private Loans, hold such Private Loans, and sell off excess capacity of such Private Loans;
WHEREAS, Nelnet engages in operations related to Private Loans and is willing to provide services to Union Bank with respect to Union Bank’s Private Loans including but not limited to assistance with underwriting criteria, assistance with procedural formatting of Private Loan operations, marketing, origination, servicing, compliance with applicable laws and regulations, and purchasing Private Loans, all in conjunction with Union Bank’s program which is being branded initially as U-Fi loans (the “Private Loan Program”); and
WHEREAS, the parties wish to perform duties and services with respect to the Private Loan Program, all in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I
DEFINITIONS AND INTERPRETATION
1.1    Definitions
As used herein, the following terms shall have the following meanings:
“Business Day” shall mean a day other than a Saturday, a Sunday or any day on which banks located in Lincoln, Nebraska are authorized or obliged to close.
“Laws” shall mean all applicable federal, state or local laws, regulations or rules of any governmental authority.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.
“Marketing Agreement” shall have the meaning ascribed thereto in Section 3.1(a) hereof.
“Master Agreement” shall mean this Master Agreement, all schedules and exhibits attached hereto, and any amendments, addenda or supplements entered into between the parties hereto hereafter.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).
“Private Loan” shall have the meaning ascribed thereto in the recitals of this Master Agreement.
“Private Loan Program” shall have the meaning ascribed thereto in the recitals of this Master Agreement.
“Private Loan Program Agreements” shall mean, collectively, the Marketing Agreement, the Servicing Agreement, and the Participation Agreement.
“Program Documentation” shall have the meaning ascribed thereto in Section 2.1 hereof.
“Participation Agreement” shall have the meaning ascribed thereto in Section 3.1(c) hereof.
“Servicing Agreement” shall have the meaning ascribed thereto in Section 3.1(b) hereof.

1.2    Interpretation
Unless the context of this Master Agreement requires otherwise, the following rules of interpretation shall apply to this Agreement:
(a)    the singular shall include the plural, and the plural shall include the singular;
(b)    the words “hereof”, “herein”, “hereby”, “hereto” and similar words refer to this entire Agreement and not to any particular Article or Section of this Master Agreement;
(c)    a reference to any Person shall include such Person’s successors and permitted assigns under any agreement, instrument, contract or other document; and
(d)    in the event of any conflict in the Private Loan Programs and the Master Agreement, the terms of the Master Agreement shall control.

Article II
PRIVATE LOAN PROGRAM
2.1    Initiation of Private Loan Program
Union Bank and Nelnet shall cooperate, consult together, and provide such assistance as may be necessary or appropriate in order to develop and maintain written components of the Private Loan Program including but not limited to the following (collectively, the “Program Documentation”): underwriting criteria for origination of Private Loans; terms of lending with respect to the Private Loans such as interest rates, term of repayment, loan amounts, borrower benefits, etc.; procedural manuals ad protocols for Private Loans; Private Loan documentation such as promissory note forms and disclosures; and other aspects of the Private Loan Program. Union Bank shall create, and have final decision making authority regarding, any Program Documentation to be utilized and implemented as part of the Private Loan Program.
2.2    Changes to Program Documentation
Nelnet shall not change or modify any aspect of the Program Documentation. Union Bank may change or modify any aspect of the Program Documentation, provided, however, that Union Bank shall give thirty (30) days prior written notice of the proposed change or modification to Nelnet. Nelnet shall have the right to terminate this Master Agreement and any of the Private Loan Program Agreements if it gives written notice of such termination to Union Bank within thirty (30) days after receipt of Union Bank’s notice of a proposed change or modification.
2.3         Commencement of Private Loan Program
Union Bank and Nelnet shall use best efforts to initiate the Private Loan Program in approximately August of 2018. The parties acknowledge that Union Bank may be required to obtain licenses to engage in the Private Loan Program in certain states prior to engaging in the Private Loan Program in such states.

ARTICLE III
PRIVATE LOAN PROGRAM AGREEMENTS
3.1 Services and Duties under Private Loan Program Agreements.
Simultaneously with execution and delivery of this Master Agreement, Union Bank and Nelnet (or Nelnet’s affiliate(s)) will execute and deliver the following Private Loan Program Agreements, each of which is incorporated herein and made a part hereof by this reference:

(a)    Marketing Agreement: Union Bank and Nelnet’s affiliate, Nelnet Consumer Finance, Inc., shall execute and deliver to each other the Education Loan Marketing Agreement, of even date herewith, attached hereto as Schedule A.
(b)    Servicing Agreement: Union Bank and Nelnet’s affiliate, Nelnet Servicing, LLC, d/b/a Firstmark, shall execute and deliver to each other the Private Loan Origination and Servicing Agreement, of even date herewith, attached hereto as Schedule B.

(c)    Participation Agreement: Union Bank and Nelnet shall execute and deliver to each other the Participation Agreement, of even date herewith, attached hereto as Schedule C.
The parties to the Private Loan Program Agreements shall perform their duties in accordance with the terms and conditions thereof, and in material compliance with all Laws.

ARTICLE IV
RESERVED
ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.1 Representations and Warranties
Union Bank and Nelnet each respectively represents and warrants to the other party hereto that:
(a)    This Master Agreement and each of the Private Loan Program Agreements has been duly executed and delivered by it and is the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies generally.
(b)    No consent, approval or authorization of any third party is required for the consummation by it of the transactions contemplated by this Master Agreement which has not been received, other than the state licenses necessary for Union Bank referenced in Section 2.3 hereof.
(c)    It is organized, validly existing and in good standing under the laws of the State of Nebraska and has full power and authority to conduct its business as it is presently conducted.
(d)    There is no existing or threatened litigation or other proceeding against it that will have a material adverse effect upon the performance of its obligations hereunder, or that seeks to prohibit its entering into this Master Agreement.

ARTICLE VI
INDEMNIFICATION
6.1     Indemnification by Nelnet.

Subject to the limitations set forth herein, Nelnet shall reimburse, defend, indemnify, and hold Union Bank its officers, directors and employees (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless, from and against all any and all losses, liabilities, claims, demands, obligations, judgments, damages, fines, payments, penalties, deficiencies, awards, settlements, causes of action, costs and expenses, including court costs and reasonable attorneys’

fees and expenses (collectively, the “Losses”) that they suffer, sustain or incur resulting from the claims of third parties, including without limitation governmental authorities, solely with respect to Union Bank’s Private Loans and/or the Private Loan Program and/or the Private Loan Program Agreements asserted, following the date of this Master Agreement (collectively, the “Indemnified Claims”). The Indemnified Claims shall exclude any act or omission of the Indemnified Parties which constitutes negligence or willful misconduct solely on the part of any of the Indemnified Parties unless such act or omission was committed either (i) by Nelnet or an affiliate thereof on behalf of any of the Indemnified Parties, or (ii) by the Indemnified Party at the direction or instruction of Nelnet or any affiliate thereof (other than the Indemnified Party).

6.2     Claims Procedures.

Each Indemnified Party shall give to Nelnet prompt written notice of any threatened or actual claim that could reasonably be deemed to potentially become an Indemnified Claim, setting forth in detail all facts in connection with such claim. Nelnet shall defend and direct the defense against any Indemnified Claims, in the name of the Indemnified Party, at the expense of Nelnet, and with counsel selected by Nelnet. Nelnet shall, at its expense, keep the Indemnified Parties informed in all reasonable respects in the defense of the Indemnified Claims. The Indemnified Parties shall have the right to participate in the defense of the Indemnified Claims with counsel employed at their own expense. The Indemnified Parties shall not make any filings, communicate with third parties regarding the Indemnified Claims, or attempt to settle the Indemnified Claims without the prior written consent of Nelnet. Nelnet shall have the right to settle the Indemnified Claims without consent of the Indemnified Parties, if such settlement (x) involves only the payment of money which Nelnet pays itself or satisfies with insurance proceeds or any combination thereof, and (y) includes a full unconditional general release of the Indemnified Party from the claimant(s) with respect to the Indemnified Claims.

Notwithstanding anything to the contrary set forth herein, the Indemnified Parties shall furnish any reasonable oral and/or written apology or statement to the claimant(s) with respect to the Indemnified Claims as Nelnet may deem necessary or helpful in settling the Indemnified Claims, if requested by Nelnet. The Indemnified Parties shall forward to Nelnet immediately upon receipt copies of all pleadings and communications received in connection with the Indemnified Claims, the Indemnified Parties shall at their expense, cooperate fully and in all respects with Nelnet in defending the Indemnified Claims and preparing the defense with respect to the Indemnified Claims and the Indemnified Parties shall make available their employees and personnel as Nelnet may deem necessary or helpful in such defense.

6.3    Payment of Losses

Promptly following a final determination of the amount of any Losses claimed by the Indemnified Party by either (i) a final, non-appealable decision, judgment or award rendered with respect to the Indemnified Claims, or (ii) the mutual agreement by the Indemnified Party and Nelnet,

Nelnet shall pay such Losses to the Indemnified Party by wire transfer of readily available funds to an account designated by the Indemnified Party.

6.4     Limitations.

(a) No Indemnified Party shall have any indemnification right with respect to, and Nelnet shall have no indemnification obligation with respect to, any act or omission of any person or entity other than of Nelnet, of an affiliate thereof, or of the Indemnified Party (unless if committed at the direction or instruction of Nelnet or any affiliate thereof other than the Indemnified Party).

(b) Any claims for Losses under this Article VI must be submitted in writing by the Indemnified Party to Nelnet before 11:59 p.m., Central Standard Time, on the date that is within one year following the date of entry of a final, non-appealable judgment against the Indemnified Party in the Indemnified Claim.

(c) Payments by Nelnet pursuant to this Master Agreement shall be limited to the amount of any Losses that remain after deducting therefrom (i) any insurance proceeds and any indemnity, contribution or other similar payment to which any Indemnified Party has actually recovered from any third party with respect thereto, net of any reasonable expenses (excluding increases in premiums attributable to such claims) incurred by such Indemnified Parties in collecting such insurance proceeds or any indemnity, contribution or other similar payment, and (ii) any tax benefit to the Indemnified Parties (as reasonably determined by such Indemnified Party’s accountant in good faith) as a result of incurring the Losses whether or not realized in the period in which such Losses arose.

6.5     Mutual Indemnity.

Subject to the provisions set forth in Sections 6.1, 6.2, 6.3 and 6.4 hereof, each party hereto, as applicable (referred to in this Section 6.5 as the “Indemnitor ”) shall indemnify, defend and hold harmless the other party hereto and such other party’s directors, officers and employees (collectively referred to in this Section 5.5 as the “Indemnified Parties”) from and against any and all Losses resulting from, the Indemnitor’s breach of any representations, warranties or covenants in this Master Agreement. The Indemnified Parties shall promptly notify the Indemnitor of any legal claim, demand, right or cause of action asserted, instituted or threatened against the Indemnified Parties that arise from or in connection with this Master Agreement. The procedural provisions set forth in Sections 6.2, 6.3 and 6.4 hereof shall apply to this Section 6.5 and to the appropriate Indemnitor and Indemnified Parties identified in this Section 6.5, respectively.

6.6     Survival.

The indemnity obligation in this Section 6.6 shall survive for all Losses claimed or incurred after termination of this Master Agreement and for four years thereafter.

ARTICLE VII
MISCELLANEOUS
7.1     Term
This Master Agreement shall commence upon the date first set forth above, and shall remain in effect for thirty six months from the date first set forth above. The Master Agreement will extend automatically for successive three-year extension periods upon each annual anniversary of this Master Agreement, without the necessity of further documentation, unless either party send written notice of termination to the other party hereto. Such notice of termination will be effective to terminate this Master Agreement at (i) the end of the term in which it is received. Notwithstanding the foregoing, either party may at any time upon ninety (90) days’ notice terminate this Master Agreement by delivery of a notice of termination to the other party. Lender shall give prompt written notice to Nelnet in the event Lender ceases substantially all operations to make Education Loans, and neither party shall have any further obligations under this Mater Agreement following such cessation.
7.2     Entire Agreement
This Master Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.
7.3     No Waiver
Any term or condition of this Master Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Master Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Master Agreement on any future occasion. All remedies, either under this Master Agreement or by law or otherwise afforded, will be cumulative and not alternative. No failure on the part of Union Bank or Nelnet to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Master Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Master Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
7.4     Binding Agreement
This Master Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of Union Bank and of Nelnet. It is not the intention of the parties to confer third party beneficiary rights upon any other Person.

7.5     Assignment
No party to this Master Agreement may assign any of such party’s rights under this Agreement without the prior written consent of the other party hereto.
7.6     Notice
All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Master Agreement) shall be given or made by fax, email transmission, or by hand in writing and transmitted by fax, mailed or delivered to (a) in the case of Union Bank, the “Address for Notices” specified below the name of Union Bank on the signature page hereof, (b) in the case of Nelnet, the “Address for Notices” specified below the name of Nelnet on the signature page hereof or (c) as to any party hereto, at such other address as shall be designated by such party in a notice to the other party hereto. Except as otherwise provided in this Master Agreement, all such communications shall be deemed to have been duly given when transmitted by fax, email, personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided above.
7.7     Confidentiality
Each party hereto will hold, and will use their best efforts to cause their respective agents and representatives to hold, in strict confidence from any Person (other than any such agent or representative), unless (a) compelled to disclose by judicial or administrative process or by other requirements of law or by regulatory authority of either party hereto or (b) disclosed in an action or proceeding brought by a party hereto in pursuit of such party’s rights or in the exercise of such party’s remedies hereunder, the existence of this Master Agreement and the transactions contemplated hereby and all documents and information concerning the other party hereto furnished to such party by such other party or such other party’s agents and representatives in connection with this Master Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to the other party hereto to keep such documents and information confidential.
7.8     Counterparts
This Master Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Master Agreement by signing any such counterpart. Executed signature pages hereto may be delivered by fax or email transmission.
7.9     Amendment
No provision of this Master Agreement shall be waived, amended or modified except by an instrument in writing duly executed by Union Bank and by Nelnet. This Master Agreement terminates and supersedes that certain Master Private Loan Program Agreement dated as of

December 22, 2014 between the parties, as well as each ancillary “Private Loan Program Agreement” as defined therein.
7.10     Applicable Law
This Master Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.
7.11     Survival
All representations and warranties of the parties contained in Article V hereof shall survive termination of this Master Agreement and remain in effect indefinitely. In addition to the foregoing, the indemnification obligations of the parties under Article VI hereof shall survive for all Losses claimed or incurred after termination of this Master Agreement for four (4) years thereafter.
7.12     Severability
If any one or more of the provisions contained in this Master Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Master Private Loan Program Agreement as of the date first above written.

Union Bank and Trust Company

By: /s/ Angie Muhleisen
Title: President & CEO

Address for Notices:

Union Bank and Trust Company
Attn: Brad Crain
4243 Pioneer Woods Drive
Lincoln, NE 68506
Phone: (402) 323-1783
Fax: (402) 323-1190
Email: brad.crain@ubt.com

Nelnet, Inc.

By: /s/ James D. Kruger
Title: Treasurer

Address for Notices:

Nelnet, Inc.
Attn: James D. Kruger
1248 “O” Street, 9th Floor
Lincoln, NE 68508
Phone: (402) 458-2304
Fax: (402) 458-2294
Email: jim.kruger@nelnet.net